Exhibit 99.2

Consolidated Report to the Financial Community
Second Quarter 2015

(Released July 30, 2015)          (Unaudited)

HIGHLIGHTS
GAAP earnings for the second quarter of 2015 were $0.44 per basic share, compared with second quarter 2014 earnings of $0.16 per basic share. Operating (non-GAAP) earnings*, excluding special items, were $0.53 per basic share for the second quarter of 2015, compared with second quarter 2014 Operating (non-GAAP) earnings of $0.49 per basic share.

			Competitive		FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Corporate /	Corp.
(in millions, except per share amounts)	Distribution	Transmission	Services	Other	Consolidated
2Q 2014 Net Income (Loss) - GAAP	$158	$63	$(119)	$(38)	$64

2Q 2014 Basic EPS* (avg. shares outstanding 420)	$0.37	$0.15	$(0.28)	$(0.08)	$0.16
Special Items - 2014	0.02	—	0.31	—	0.33
2Q 2014 Basic EPS - Operating (Non-GAAP) Earnings*	$0.39	$0.15	$0.03	$(0.08)	$0.49
Distribution Revenues	0.02	—	—	—	0.02
PA Rate Case	0.05	—	—	—	0.05
NJ Rate Case	(0.02)	—	—	—	(0.02)
Transmission Revenues	—	0.11	—	—	0.11
CES Commodity Margin	—	—	0.01	—	0.01
O&M Expenses	(0.01)	—	0.03	—	0.02
Depreciation	(0.01)	(0.01)	(0.01)	—	(0.03)
Pension/OPEB	(0.01)	—	—	—	(0.01)
General Taxes	—	(0.01)	0.01	—	—
Investment Income	—	—	(0.02)	—	(0.02)
Interest Expense	—	(0.02)	—	(0.02)	(0.04)
Effective Income Tax Rate	(0.02)	(0.01)	—	—	(0.03)
Other	—	—	(0.01)	(0.01)	(0.02)
2Q 2015 Basic EPS - Operating (Non-GAAP) Earnings*	$0.39	$0.21	$0.04	$(0.11)	$0.53
Special Items - 2015	(0.02)	—	(0.07)	—	(0.09)
2Q 2015 Basic EPS* (avg. shares outstanding 422)	$0.37	$0.21	$(0.03)	$(0.11)	$0.44

2Q 2015 Net Income (Loss) - GAAP	$156	$89	$(12)	$(46)	$187

*Per share amounts for the special items and earnings drivers above and throughout this report are based on the after tax effect of each item divided by the weighted average basic shares outstanding for the period.

*Operating earnings excludes special items as described below, and is a non-GAAP financial measure. Management uses Operating earnings by segment to evaluate the company’s performance and manage its operations and frequently references this non-GAAP financial measure in its decision making, using it to facilitate historical and ongoing performance comparisons. Additionally, management uses Basic EPS and Basic EPS-Operating, each on a segment basis, to further evaluate the Company's performance by segment and references these non-GAAP financial measures in its decision making. Basic EPS for each segment is calculated by dividing segment net income (loss) on a GAAP basis by the basic weighted average shares outstanding for the period. Basic EPS-Operating for each segment is calculated by dividing segment Operating earnings (losses), which exclude specials items as discussed below, by the basic weighted average shares outstanding for the period. Management believes that the non-GAAP financial measures of “Operating earnings”, "Basic EPS" and "Basic EPS-Operating" by segment provide a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as an alternative to, the most directly comparable GAAP financial measure. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2015 and 2014 GAAP to Operating earnings reconciliations can be found on pages 22-33 of this report and all GAAP to Operating earnings reconciliations are available on FirstEnergy Corp.’s Investor Information website at www.firstenergycorp.com/ir. Quarter over quarter earnings drivers, as summarized in this report, are consistent with management's analysis of each segment's historical and ongoing performance comparisons and exclude the impact of special items, as well as other items that do not impact earnings, including but not limited to the cost recovery of regulatory assets.

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    1

Special Items - The following special items were recognized during the second quarter of 2015 and 2014:

			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
Special Items - 2Q 2015	Distribution	Transmission	Services	Other	Consolidated
Regulatory charges	$0.02	$—	$—	$—	$0.02
Trust securities impairment	—	—	0.02	—	0.02
Plant deactivation costs	—	—	0.01	—	0.01
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	0.02	—	0.02
Retail repositioning charges	—	—	0.01	—	0.01
Mark-to-market adjustments	—	—	(0.01)	—	(0.01)
Special Items - 2015	$0.02	$—	$0.07	$—	$0.09

			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
Special Items - 2Q 2014	Distribution	Transmission	Services	Other	Consolidated
Regulatory charges	$0.02	$—	$—	$—	$0.02
Plant deactivation costs	—	—	0.12	—	0.12
Merger accounting - commodity contracts	—	—	0.01	—	0.01
Impact of non-core asset sales/impairments	—	—	0.01	—	0.01
Retail repositioning charges	—	—	0.07	—	0.07
Mark-to-market adjustments	—	—	0.10	—	0.10
Special Items - 2014	$0.02	$—	$0.31	$—	$0.33

2015 Earnings Guidance
Operating (non-GAAP) earnings guidance for 2015, excluding special items, is reaffirmed at $2.40 - $2.70 per basic share. Operating (non-GAAP) earnings guidance for the third quarter of 2015, excluding special items, is $0.82 - $0.92 per basic share.

	Estimate for Year 2015					Q3 of 2015
(In millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Competitive Energy Services	Corporate / Other	FirstEnergy Corp. Consolidated	FirstEnergy Corp. Consolidated*

2015F Net Income (Loss) - GAAP	$705 - $775	$265 - $280	$105 - $145	$(175)	$900 - $1,025	$320 - $365

2015F Basic EPS (avg. shares outstanding 422)	$1.67 - $1.83	$0.63 - $0.67	$0.25 - $0.35	$(0.42)	$2.13 - $2.43	$0.76 - $0.86
Excluding Special Items:
Regulatory charges	0.07	—	—	—	0.07	0.02
Trust securities impairment	—	—	0.03	—	0.03	—
Plant deactivation costs	—	—	0.03	—	0.03	—
Merger accounting - commodity contracts	—	—	0.07	—	0.07	0.02
Non-core asset sales/impairments	—	—	0.04	—	0.04	0.01
Retail repositioning charges	—	—	0.04	—	0.04	0.01
Mark-to-market adjustments	—	—	(0.01)	—	(0.01)	—
Total Special Items	0.07	—	0.20	—	0.27	0.06

2015F Basic EPS - Operating (Non-GAAP) (avg. shares outstanding 422)	$1.74 - $1.90	$0.63 - $0.67	$0.45 - $0.55	$(0.42)	$2.40 - $2.70	$0.82 - $0.92

*Average of 423 shares outstanding for the 3rd quarter of 2015

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    2

2Q 2015 Results vs 2Q 2014 - By Segment
Regulated Distribution

Regulated Distribution - GAAP earnings for the second quarter of 2015 were $156 million, or $0.37 per basic share, compared with second quarter 2014 earnings of $158 million, or $0.37 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.39 per basic share for the second quarter of 2015 and 2014.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2014 Net Income - GAAP	$158

2Q 2014 Basic EPS (avg. shares outstanding 420M)	$0.37
Special Items - 2014	0.02
2Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.39
Distribution Revenues	0.02
PA Rate Case	0.05
NJ Rate Case	(0.02)
O&M Expenses	(0.01)
Depreciation	(0.01)
Pension/OPEB	(0.01)
Effective Income Tax Rate	(0.02)
2Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.39
Special Items - 2015	(0.02)
2Q 2015 Basic EPS (avg. shares outstanding 422M)	$0.37

2Q 2015 Net Income - GAAP	$156

2Q 2015 vs 2Q 2014 Earnings Drivers, Excluding Special Items

•
Distribution Revenues - Total distribution revenues increased earnings $0.02 per share, as a result of higher revenues on the Ohio Delivery Capital Recovery rider, and the impact of higher shared savings from exceeding energy efficiency mandates in Ohio. Total electric distribution deliveries decreased 98,000 megawatt-hours (MWH), or 0.3%. Residential sales decreased 79,000 MWH or 0.7%, while sales to commercial customers increased 119,000 MWH, or 1.2%. Distribution deliveries to residential customers decreased as a result of declining average customer usage due in part to the increasing impact of energy efficiency mandates, partially offset by a slight increase in deliveries resulting from cooling degree days that were 26% above 2014 and 30% above normal. Higher deliveries to commercial customers is primarily due to increased weather-related usage as described above. Deliveries to industrial customers decreased 136,000 MWH, or 1.1%, primarily in the steel sector, partially offset by shale-gas related growth.

•	Pennsylvania Rate Case - Earnings increased $0.05 per share due to approved base distribution rate increases, net of incremental operating expenses, effective May 3, 2015.

•	New Jersey Rate Case - Earnings decreased $0.02 per share due to an approved distribution rate decrease, including the recovery of 2011 and 2012 storm costs, effective April 1, 2015.

•	O&M Expense - Higher Regulated Generation O&M expense decreased earnings $0.01 per share, due to higher outage costs at the Harrison plant.

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    3

•	Depreciation - Higher depreciation expense reduced earnings $0.01 per share, due to a higher asset base.

•	Pension/OPEB - Higher pension/OPEB expense reduced earnings $0.01 per share, primarily due to lower amortization of OPEB prior service credits.

•
Effective Income Tax Rate - A higher effective income tax rate (36.9% in Q2 2015 vs 32.9% in Q2 2014) decreased earnings $0.02 per share, primarily resulting from tax benefits recognized in the second quarter of 2014 associated with changes in state income tax allocation factors. The effective tax rate was 37.0% for the first six months of 2015 compared to 35.2% for the same period last year.

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    4

Regulated Transmission

Regulated Transmission - GAAP and Operating (non-GAAP) earnings for the second quarter of 2015 were $89 million, or $0.21 per basic share, compared with second quarter 2014 GAAP and Operating (non-GAAP) earnings of $63 million, or $0.15 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2014 Net Income - GAAP	$63

2Q 2014 Basic EPS (avg. shares outstanding 420M)	$0.15
Special Items - 2014	—
2Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.15
Transmission Revenues	0.11
Depreciation	(0.01)
General Taxes	(0.01)
Interest Expense	(0.02)
Effective Income Tax Rate	(0.01)
2Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.21
Special Items - 2015	—
2Q 2015 Basic EPS (avg. shares outstanding 422M)	$0.21

2Q 2015 Net Income - GAAP	$89

2Q 2015 vs 2Q 2014 Earnings Drivers, Excluding Special Items

•
Transmission Revenues - Higher transmission revenues increased earnings $0.11 per share, primarily due to revenue increases at American Transmission Systems, Incorporated (ATSI), reflecting incremental cost of service and rate base recovery associated with its "forward looking" rate structure beginning January 2015.

•
Depreciation and General Taxes - Higher depreciation and general tax expense decreased earnings $0.02 per share, due primarily to a higher asset base at ATSI. These expenses are recovered through ATSI's "forward looking" rate.

•
Interest Expense - Higher interest expense decreased earnings $0.02 per share, primarily due to increased long-term debt at FirstEnergy Transmission, LLC (FET) issued in May 2014 and ATSI in September 2014.

•
Effective Income Tax Rate - A higher effective income tax rate (36.9% in Q2 2015 vs 33.7% in Q2 2014) decreased earnings $0.01 per share, primarily resulting from tax benefits recognized in the second quarter of 2014 associated with changes in state income tax allocation factors. The effective tax rate was 36.9% for the first six months of 2015 compared to 35.2% for the same period last year.

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    5

Competitive Energy Services

Competitive Energy Services (CES) - GAAP losses for the second quarter of 2015 were ($12) million, or ($0.03) per basic share, compared with second quarter 2014 losses of ($119) million, or ($0.28) per basic share. Operating (non-GAAP) earnings, excluding special items, for the second quarter of 2015 were $0.04 per basic share, compared with second quarter 2014 Operating (non-GAAP) earnings of $0.03 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2014 Net Loss - GAAP	$(119)

2Q 2014 Basic EPS (avg. shares outstanding 420M)	$(0.28)
Special Items - 2014	0.31
2Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.03
CES Commodity Margin	0.01
O&M Expenses	0.03
Depreciation	(0.01)
General Taxes	0.01
Investment Income	(0.02)
Other	(0.01)
2Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.04
Special Items - 2015	(0.07)
2Q 2015 Basic EPS (avg. shares outstanding 422M)	$(0.03)

2Q 2015 Net Loss - GAAP	$(12)

2Q 2015 vs 2Q 2014 Earnings Drivers, Excluding Special Items
CES commodity margin increased earnings $0.01 per share due to a combination of higher capacity revenues and increased wholesale sales primarily offset by a contract sales decrease of 8.1 million MWH associated with its revised retail sales strategy.

A summary by key component of commodity margin is as follows:

Commodity Margin EPS - 2Q15 vs 2Q14	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$0.01	$(0.45)	$(0.44)
- Governmental Aggregation Sales	0.02	(0.11)	(0.09)
- Mass Market Sales	—	(0.06)	(0.06)
- POLR Sales	—	(0.04)	(0.04)
- Structured Sales	0.01	(0.01)	0.00
Subtotal - Contract Sales	$0.04	$(0.67)	$(0.63)
(b) Wholesale Sales	(0.01)	0.05	0.04
(c) PJM Capacity, FRR Auction Revenues	0.15	—	0.15
(d) Fuel Expense	0.02	0.09	0.11
(e) Purchased Power (net of financials)	(0.01)	0.35	0.34
(f) Capacity Expense	(0.15)	0.09	(0.06)
(g) Net MISO - PJM Transmission Cost	—	0.06	0.06
Net Change	$0.04	$(0.03)	$0.01

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    6

(a)
Contract Sales - CES' contract sales decreased 8.1 million MWH, or 33%, and reduced earnings $0.63 per share. Lower contract sales reflect CES' efforts to reposition its sales portfolio to more effectively hedge its generation. Beginning in the second quarter of 2014, CES eliminated sales efforts in certain channels to focus on a selective mix of retail and wholesale sales. Direct sales to large and medium commercial / industrial customers decreased 5.8 million MWH, or 49%. Governmental aggregation sales decreased 1.2 million MWH, or 26%, due to lower sales in Illinois and Ohio. Mass market sales decreased 598,000 MWH, or 40%, due to lower sales in Ohio and Pennsylvania and POLR sales decreased 539,000 MWH, or 16%, primarily due to lower sales in Pennsylvania. As of June 30, 2015, the total number of retail customers was 1.9 million, a decrease of approximately 764,000 customers since June 30, 2014.

CES Contract Sales - 2Q15 vs 2Q14
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Decrease	(5,761)	(1,199)	(598)	(539)	(3)	(8,100)

(b) Wholesale Sales - Higher wholesale sales increased earnings by $0.04 per share as a result of selling 783,000 MWH into the spot market.
(c) PJM Capacity Revenues (Base Residual (BRA) and Fixed Resource Requirement (FRR) Auctions) - Higher capacity revenues increased earnings $0.15 per share, resulting from higher capacity prices in the RTO and ATSI zones. Capacity prices by zone for the applicable planning periods are summarized below.

Planning Period	RTO	ATSI	MAAC
Price Per Megawatt-Day	BRA	BRA	BRA
June 2013 - May 2014	$27.73	$27.73	$226.15
June 2014 - May 2015	$125.99	$125.99	$136.50
June 2015 - May 2016	$136.00	$357.00	$167.46

(d)	Fuel Expense - Lower fuel expenses increased earnings $0.11 per share primarily due to decreased fossil generation output of 2.5 million MWH from lower economic dispatch of fossil units.
(e) Purchased Power (net of financials) - Lower purchased power of 5.0 million MWH increased earnings $0.34 per share due to lower contract sales, partially offset by higher volume associated with economic dispatch of fossil units.

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    7

(f) Capacity Expense - Higher capacity expense associated with contract sales decreased earnings $0.06 per share primarily due to higher capacity prices in the ATSI and RTO zones, partially offset by lower contract sales.
(g) Net MISO-PJM Transmission Cost - Lower transmission expenses and PJM ancillary charges increased earnings $0.06 per share primarily due to lower contract sales.

•	O&M Expenses - Lower O&M expenses increased earnings $0.03 per share, primarily due to fewer planned and unplanned fossil outages during the second quarter of 2015.

•
Depreciation - Higher depreciation expense decreased earnings $0.01 per share, due to an increased asset base resulting from the in-servicing of Davis-Besse steam generators in May 2014 and several Mercury Air Toxics Standards (MATS) compliance projects.

•	General Taxes - Lower general taxes increased earnings $0.01 per share, as a result of lower retail sales.

•	Investment Income - Lower investment income decreased earnings $0.02, primarily due to lower investment income on nuclear decommissioning trust securities.

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    8

Corporate / Other

Corporate / Other - GAAP and Operating (non-GAAP) losses for the second quarter of 2015 were ($46) million, or ($0.11) per basic share, compared with GAAP and Operating (non-GAAP) losses for the second quarter 2014 of ($38) million, or ($0.08) per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2014 Net Loss - GAAP	$(38)

2Q 2014 Basic EPS (avg. shares outstanding 420M)	$(0.08)
Special Items - 2014	—
2Q 2014 Basic EPS - Operating (Non-GAAP) Losses	$(0.08)
Interest Expense	(0.02)
Other	(0.01)
2Q 2015 Basic EPS - Operating (Non-GAAP) Losses	$(0.11)
Special Items - 2015	—
2Q 2015 Basic EPS (avg. shares outstanding 422M)	$(0.11)

2Q 2015 Net Loss - GAAP	$(46)

2Q 2015 vs 2Q 2014 Earnings Drivers, Excluding Special Items

•	Interest Expense - Higher interest expense decreased earnings $0.02 per share, due in part to increased short-term borrowings.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Rey Y. Jimenez	Gina E. Caskey
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations	Manager, Investor Relations
(330) 384-3859	(330) 384-5832	(330) 761-4239	(330) 384-3841

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    9

FirstEnergy Corp.
Consolidated Statements of Income (GAAP)
(In millions)

		Three Months Ended June 30,			Six Months Ended June 30,
		2015	2014	Change	2015	2014	Change
	Revenues
(1)	Regulated distribution	$2,239	$2,065	$174	$4,801	$4,615	$186
(2)	Regulated transmission	269	191	78	507	373	134
(3)	Competitive energy services	1,196	1,493	(297)	2,631	3,264	(633)
(4)	Corporate / Other	(239)	(253)	14	(577)	(574)	(3)
(5)	Total Revenues	3,465	3,496	(31)	7,362	7,678	(316)

	Expenses
(6)	Fuel	383	550	(167)	896	1,167	(271)
(7)	Purchased power	989	1,083	(94)	2,102	2,538	(436)
(8)	Other operating expenses	916	1,021	(105)	1,973	2,203	(230)
(9)	Provision for depreciation	322	302	20	641	596	45
(10)	Amortization (deferral) of regulatory assets, net	59	20	39	91	(8)	99
(11)	General taxes	242	228	14	511	499	12
(12)	Total Expenses	2,911	3,204	(293)	6,214	6,995	(781)
(13)	Operating Income	554	292	262	1,148	683	465

	Other Income (Expense)
(14)	Loss on debt redemptions	—	(1)	1	—	(8)	8
(15)	Investment income (loss)	(3)	29	(32)	14	51	(37)
(16)	Interest expense	(282)	(262)	(20)	(561)	(527)	(34)
(17)	Capitalized financing costs	33	32	1	67	61	6
(18)	Total Other Expense	(252)	(202)	(50)	(480)	(423)	(57)

(19)	Income From Continuing Operations Before Income Taxes	302	90	212	668	260	408
(20)	Income taxes	115	26	89	259	74	185
(21)	Income From Continuing Operations	187	64	123	409	186	223
(22)	Discontinued operations (net of income taxes)	—	—	—	—	86	(86)
(23)	Net Income	$187	$64	$123	$409	$272	$137

(24)	Earnings Per Share of Common Stock
(25)	Basic - Continuing Operations	$0.44	$0.16	$0.28	$0.97	$0.45	$0.52
(26)	Basic - Discontinued Operations	—	—	—	—	0.20	(0.20)
(27)	Basic - Net Earnings per Basic Share	$0.44	$0.16	$0.28	$0.97	$0.65	$0.32

(28)	Diluted - Continuing Operations	$0.44	$0.15	$0.29	$0.97	$0.45	$0.52
(29)	Diluted - Discontinued Operations	—	—	—	—	0.20	(0.20)
(30)	Diluted - Net Earnings per Diluted Share	$0.44	$0.15	$0.29	$0.97	$0.65	$0.32

(31)	Weighted Average Number of
(32)	Common Shares Outstanding
(33)	Basic	422	420	2	422	419	3
(34)	Diluted	423	421	2	423	420	3

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    10

FirstEnergy Corp.
Statements of Income - By Segment (GAAP)
(In millions)

		Three Months Ended June 30, 2015

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,189	$269	$980	$(43)	$3,395
(2)	Other	50	—	54	(34)	70
(3)	Internal	—	—	162	(162)	—
(4)	Total Revenues	2,239	269	1,196	(239)	3,465

	Expenses
(5)	Fuel	120	—	263	—	383
(6)	Purchased power	806	—	345	(162)	989
(7)	Other operating expenses	538	35	427	(84)	916
(8)	Provision for depreciation	170	38	99	15	322
(9)	Amortization of regulatory assets, net	57	2	—	—	59
(10)	General taxes	174	26	36	6	242
(11)	Total Expenses	1,865	101	1,170	(225)	2,911
(12)	Operating Income (Loss)	374	168	26	(14)	554

	Other Income (Expense)
(13)	Loss on debt redemptions	—	—	—	—	—
(14)	Investment income (loss)	12	—	(7)	(8)	(3)
(15)	Interest expense	(146)	(40)	(48)	(48)	(282)
(16)	Capitalized financing costs	7	13	10	3	33
(17)	Total Other Expense	(127)	(27)	(45)	(53)	(252)

(18)	Income (Loss) Before Income Taxes (Benefits)	247	141	(19)	(67)	302
(19)	Income taxes (benefits)	91	52	(7)	(21)	115
(20)	Net Income (Loss)	$156	$89	$(12)	$(46)	$187

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    11

FirstEnergy Corp.
Statements of Income - By Segment (GAAP)
(In millions)

		Three Months Ended June 30, 2014

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,017	$191	$1,264	$(57)	$3,415
(2)	Other	48	—	47	(14)	81
(3)	Internal	—	—	182	(182)	—
(4)	Total Revenues	2,065	191	1,493	(253)	3,496

	Expenses
(5)	Fuel	129	—	421	—	550
(6)	Purchased power	746	—	519	(182)	1,083
(7)	Other operating expenses	480	31	584	(74)	1,021
(8)	Provision for depreciation	164	30	96	12	302
(9)	Amortization of regulatory assets, net	16	3	—	1	20
(10)	General taxes	166	18	39	5	228
(11)	Total Expenses	1,701	82	1,659	(238)	3,204
(12)	Operating Income (Loss)	364	109	(166)	(15)	292

	Other Income (Expense)
(13)	Loss on debt redemptions	—	—	(1)	—	(1)
(14)	Investment income (loss)	15	—	21	(7)	29
(15)	Interest expense	(147)	(30)	(48)	(37)	(262)
(16)	Capitalized financing costs	3	16	10	3	32
(17)	Total Other Expense	(129)	(14)	(18)	(41)	(202)

(18)	Income (Loss) Before Income Taxes (Benefits)	235	95	(184)	(56)	90
(19)	Income taxes (benefits)	77	32	(65)	(18)	26
(20)	Net Income (Loss)	$158	$63	$(119)	$(38)	$64

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2015                    12

FirstEnergy Corp.
Statements of Income - By Segment (GAAP)
(In millions)

		Changes Between the Three Months Ended June 30, 2015 and Three Months Ended June 30, 2014 Increase (Decrease)

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$172	$78	$(284)	$14	$(20)
(2)	Other	2	—	7	(20)	(11)
(3)	Internal revenues	—	—	(20)	20	—
(4)	Total Revenues	174	78	(297)	14	(31)

	Expenses
(5)	Fuel	(9)	—	(158)	—	(167)
(6)	Purchased power	60	—	(174)	20	(94)
(7)	Other operating expenses	58	4	(157)	(10)	(105)
(8)	Provision for depreciation	6	8	3	3	20
(9)	Amortization of regulatory assets, net	41	(1)	—	(1)	39
(10)	General taxes	8	8	(3)	1	14
(11)	Total Expenses	164	19	(489)	13	(293)
(12)	Operating Income (Loss)	10	59	192	1	262

	Other Income (Expense)
(13)	Loss on debt redemptions	—	—	1	—	1
(14)	Investment income (loss)	(3)	—	(28)	(1)	(32)
(15)	Interest expense	1	(10)	—	(11)	(20)
(16)	Capitalized financing costs	4	(3)	—	—	1
(17)	Total Other Expense	2	(13)	(27)	(12)	(50)

(18)	Income (Loss) Before Income Taxes (Benefits)	12	46	165	(11)	212
(19)	Income taxes (benefits)	14	20	58	(3)	89
(20)	Net Income (loss)	$(2)	$26	$107	$(8)	$123

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2015                    13

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Six Months Ended June 30, 2015

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$4,706	$507	$2,105	$(88)	$7,230
(2)	Other	95	—	104	(67)	132
(3)	Internal	—	—	422	(422)	—
(4)	Total Revenues	4,801	507	2,631	(577)	7,362

	Expenses
(5)	Fuel	266	—	630	—	896
(6)	Purchased power	1,781	—	743	(422)	2,102
(7)	Other operating expenses	1,135	70	946	(178)	1,973
(8)	Provision for depreciation	342	75	195	29	641
(9)	Amortization (deferral) of regulatory assets, net	86	5	—	—	91
(10)	General taxes	364	50	77	20	511
(11)	Total Expenses	3,974	200	2,591	(551)	6,214
(12)	Operating Income (Loss)	827	307	40	(26)	1,148

	Other Income (Expense)
(13)	Loss on debt redemptions	—	—	—	—	—
(14)	Investment income	25	—	4	(15)	14
(15)	Interest expense	(290)	(79)	(96)	(96)	(561)
(16)	Capitalized financing costs	15	27	20	5	67
(17)	Total Other Expense	(250)	(52)	(72)	(106)	(480)

(18)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	577	255	(32)	(132)	668
(19)	Income taxes (benefits)	213	94	(11)	(37)	259
(20)	Income (Loss) From Continuing Operations	364	161	(21)	(95)	409
(21)	Discontinued operations (net of income taxes)	—	—	—	—	—
(22)	Net Income (Loss)	$364	$161	$(21)	$(95)	$409

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2015                    14

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Six Months Ended June 30, 2014

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$4,518	$373	$2,738	$(107)	$7,522
(2)	Other	97	—	95	(36)	156
(3)	Internal	—	—	431	(431)	—
(4)	Total Revenues	4,615	373	3,264	(574)	7,678

	Expenses
(5)	Fuel	282	—	885	—	1,167
(6)	Purchased power	1,727	—	1,242	(431)	2,538
(7)	Other operating expenses	1,107	65	1,193	(162)	2,203
(8)	Provision for depreciation	326	60	187	23	596
(9)	Amortization (deferral) of regulatory assets, net	(15)	6	—	1	(8)
(10)	General taxes	353	35	93	18	499
(11)	Total Expenses	3,780	166	3,600	(551)	6,995
(12)	Operating Income (Loss)	835	207	(336)	(23)	683

	Other Income (Expense)
(13)	Loss on debt redemption	—	—	(8)	—	(8)
(14)	Investment income	30	—	35	(14)	51
(15)	Interest expense	(298)	(55)	(94)	(80)	(527)
(16)	Capitalized financing costs	7	24	22	8	61
(17)	Total Other Expense	(261)	(31)	(45)	(86)	(423)

(18)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	574	176	(381)	(109)	260
(19)	Income taxes (benefits)	202	62	(138)	(52)	74
(20)	Income (Loss) From Continuing Operations	372	114	(243)	(57)	186
(21)	Discontinued operations (net of income taxes)	—	—	86	—	86
(22)	Net Income (Loss)	$372	$114	$(157)	$(57)	$272

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2015                    15

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the First Six Months of 2015 and the First Six Months of 2014 Increase (Decrease)

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$188	$134	$(633)	$19	$(292)
(2)	Other	(2)	—	9	(31)	(24)
(3)	Internal revenues	—	—	(9)	9	—
(4)	Total Revenues	186	134	(633)	(3)	(316)

	Expenses
(5)	Fuel	(16)	—	(255)	—	(271)
(6)	Purchased power	54	—	(499)	9	(436)
(7)	Other operating expenses	28	5	(247)	(16)	(230)
(8)	Provision for depreciation	16	15	8	6	45
(9)	Amortization (deferral) of regulatory assets, net	101	(1)	—	(1)	99
(10)	General taxes	11	15	(16)	2	12
(11)	Total Expenses	194	34	(1,009)	—	(781)
(12)	Operating Income (Loss)	(8)	100	376	(3)	465

	Other Income (Expense)
(13)	Loss on debt redemptions	—	—	8	—	8
(14)	Investment income	(5)	—	(31)	(1)	(37)
(15)	Interest expense	8	(24)	(2)	(16)	(34)
(16)	Capitalized financing costs	8	3	(2)	(3)	6
(17)	Total Other Expense	11	(21)	(27)	(20)	(57)

(18)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	3	79	349	(23)	408
(19)	Income taxes (benefits)	11	32	127	15	185
(20)	Income (Loss) From Continuing Operations	(8)	47	222	(38)	223
(21)	Discontinued operations (net of income taxes)	—	—	(86)	—	(86)
(22)	Net Income (Loss)	$(8)	$47	$136	$(38)	$137

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2015                    16

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Jun. 30, 2015	Dec. 31, 2014
Current Assets:
Cash and cash equivalents	$94	$85
Receivables	1,771	1,779
Other	2,248	2,012
Total Current Assets	4,113	3,876

Property, Plant and Equipment	36,416	35,783
Investments	3,234	3,222
Deferred Charges and Other Assets	9,242	9,285
Total Assets	$53,005	$52,166

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,292	$804
Short-term borrowings	2,908	1,799
Accounts payable	1,034	1,279
Other	1,555	1,679
Total Current Liabilities	6,789	5,561

Capitalization:
Total equity	12,531	12,422
Long-term debt and other long-term obligations	18,570	19,176
Total Capitalization	31,101	31,598
Noncurrent Liabilities	15,115	15,007
Total Liabilities and Capitalization	$53,005	$52,166

General Information
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Debt redemptions	$(244)	$(436)	$(292)	$(925)
New long-term debt issues	$200	$1,670	$200	$3,137
Short-term borrowings increase (decrease)	$349	$(762)	$1,109	$(1,081)
Property additions	$818	$988	$1,486	$1,809

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facilities
	As of June 30,		As of December 31,
	2015	% Total	2014	% Total
Total Equity (GAAP)	$12,531	34%	$12,422	36%
Non-cash Charges / Non-cash Write Downs*	1,930	5%	1,935	5%
Accumulated Other Comprehensive Income	(202)	—%	(246)	(1)%
Adjusted Equity (Non-GAAP)**	14,259	39%	14,111	40%

Long-term Debt and Other Long-term Obligations (GAAP)	18,570	51%	19,176	55%
Currently Payable Long-term Debt (GAAP)	1,292	4%	804	2%
Short-term Borrowings (GAAP)	2,908	8%	1,799	5%
Reimbursement Obligations	54	—%	54	—%
Guarantees of Indebtedness	482	1%	487	1%
Less Securitization Debt	(963)	(3)%	(1,005)	(3)%
Adjusted Debt (Non-GAAP)**	22,343	61%	21,315	60%

Adjusted Capitalization (Non-GAAP)**	$36,602	100%	$35,426	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with pensions and OPEB mark-to-market adjustments, impairment of long-lived assets and regulatory asset charges through June 30, 2015, as required by the FE Credit Facilities, as amended.

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE Credit Facilities. These financial measures, as calculated in accordance with the FE Credit Facilities, help shareholders understand FirstEnergy's compliance with, and provide a basis for understanding FirstEnergy's incremental debt capacity under the debt to total capitalization financial covenant. The financial covenant under the FE Credit Facilities require FirstEnergy to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2015                    17

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

Condensed Consolidated Statements of Cash Flows (GAAP)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cash flows from operating activities
Net income	$187	$64	$409	$272
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization (1)	444	423	869	753
Deferred purchased power and other costs	(14)	(13)	(45)	(47)
Deferred income taxes and investment tax credits, net	92	(22)	219	159
Impairments of long-lived assets	16	—	16	—
Investment impairments	24	1	24	3
Deferred costs on sale leaseback transaction, net	12	11	24	24
Retirement benefits	(12)	(22)	(16)	(42)
Pension trust contributions	—	—	(143)	—
Commodity derivative transactions, net	(9)	57	(7)	40
Loss on debt redemptions	—	1	—	8
Lease payments on sale and leaseback transaction	(102)	(100)	(102)	(100)
Income from discontinued operations	—	—	—	(86)
Changes in working capital and other	159	314	(258)	(362)
Cash flows provided from operating activities	797	714	990	622
Cash flows provided from financing activities	152	307	712	805
Cash flows used for investing activities	(945)	(1,054)	(1,693)	(1,569)
Net change in cash and cash equivalents	$4	$(33)	$9	$(142)

(1) Includes Amortization of Regulatory Assets, net, nuclear fuel, customer intangibles, debt related costs, deferred advertising costs and other assets.

Liquidity position as of June 30, 2015

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	March 2019	$3,500	$894
FirstEnergy Solutions Corp. (FES) / Allegheny Energy Supply Company, LLC (AE Supply)	Revolving	March 2019	1,500	1,202
FET(2)	Revolving	March 2019	1,000	950
(1) FirstEnergy Corp. and FEU subsidiary borrowers		Subtotal:	$6,000	$3,046
(2) Includes FET, ATSI, and TrAILCo		Cash:	—	90
		Total:	$6,000	$3,136

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2015                    18

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended June 30,			Six Months Ended June 30,
(MWH in thousand)		2015	2014	Change	2015	2014	Change

Ohio	- Residential	3,741	3,777	-1.0%	8,836	9,004	-1.9%
	- Commercial	3,700	3,714	-0.4%	7,605	7,626	-0.3%
	- Industrial	5,183	5,245	-1.2%	10,368	10,503	-1.3%
	- Other	82	84	-2.4%	168	166	1.2%
	Total Ohio	12,706	12,820	-0.9%	26,977	27,299	-1.2%
Pennsylvania	- Residential	4,075	4,183	-2.6%	10,062	10,046	0.2%
	- Commercial	3,063	3,010	1.8%	6,498	6,326	2.7%
	- Industrial	5,063	5,229	-3.2%	10,198	10,361	-1.6%
	- Other	30	30	0.0%	59	60	-1.7%
	Total Pennsylvania	12,231	12,452	-1.8%	26,817	26,793	0.1%
New Jersey	- Residential	2,182	2,078	5.0%	4,632	4,502	2.9%
	- Commercial	2,228	2,165	2.9%	4,506	4,463	1.0%
	- Industrial	560	583	-3.9%	1,113	1,163	-4.3%
	- Other	22	22	0.0%	43	43	0.0%
	Total New Jersey	4,992	4,848	3.0%	10,294	10,171	1.2%
Maryland	- Residential	693	707	-2.0%	1,832	1,813	1.0%
	- Commercial	515	522	-1.3%	1,070	1,051	1.8%
	- Industrial	435	414	5.1%	800	765	4.6%
	- Other	4	4	0.0%	8	8	0.0%
	Total Maryland	1,647	1,647	0.0%	3,710	3,637	2.0%
West Virginia	- Residential	1,148	1,173	-2.1%	3,039	3,124	-2.7%
	- Commercial	905	881	2.7%	1,864	1,854	0.5%
	- Industrial	1,447	1,353	6.9%	2,949	2,732	7.9%
	- Other	7	7	0.0%	14	14	0.0%
	Total West Virginia	3,507	3,414	2.7%	7,866	7,724	1.8%
Total Residential		11,839	11,918	-0.7%	28,401	28,489	-0.3%
Total Commercial		10,411	10,292	1.2%	21,543	21,320	1.0%
Total Industrial		12,688	12,824	-1.1%	25,428	25,524	-0.4%
Total Other		145	147	-1.4%	292	291	0.3%

Total Distribution Deliveries		35,083	35,181	-0.3%	75,664	75,624	0.1%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2015                    19

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Normal	2015	2014	Normal
Composite Heating-Degree-Days	488	547	604	3,850	3,857	3,381
Composite Cooling-Degree-Days	338	269	260	338	269	262

Shopping Statistics (Based on MWH)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

OE	80%	82%	78%	80%
Penn	62%	70%	59%	67%
CEI	83%	86%	83%	85%
TE	76%	77%	75%	77%
JCP&L	52%	54%	51%	53%
Met-Ed	69%	70%	66%	68%
Penelec	72%	72%	70%	70%
PE(1)	52%	50%	46%	45%
WP	64%	65%	61%	63%
(1) Represents Maryland only.

Competitive Operating Statistics (1)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Generation Capacity Factors:
Nuclear	79%	80%	85%	79%
Fossil - Baseload	54%	65%	58%	74%
Fossil - Load Following	38%	64%	43%	66%

Generation Fuel Rate:
Nuclear	$7.04	$7.47	$7.14	$7.88
Fossil	$26	$28	$27	$28
Total Fleet	$17	$19	$18	$20

Generation Output Mix:
Nuclear	48%	42%	47%	39%
Fossil - Baseload	40%	42%	40%	45%
Fossil - Load Following	7%	9%	7%	9%
Peaking/CT/Hydro	5%	7%	6%	7%

(1) Excludes RMR and units deactivated in April 2015

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2015                    20

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses
Statistical Summary

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
Contract Sales	2015	2014	Change	2015	2014	Change
POLR
- OH	1,035	1,085	(50)	2,407	2,443	(36)
- PA	1,483	1,890	(407)	4,093	4,515	(422)
- MD	402	484	(82)	1,242	1,328	(86)
Total POLR	2,920	3,459	(539)	7,742	8,286	(544)

Structured Sales
- Bilaterals	2,189	1,820	369	4,498	3,784	714
- Muni/Co-op	619	991	(372)	1,399	2,371	(972)
Total Structured Sales	2,808	2,811	(3)	5,897	6,155	(258)

Direct - LCI
- OH	2,694	6,197	(3,503)	6,002	12,927	(6,925)
- PA	1,794	2,957	(1,163)	3,778	6,178	(2,400)
- NJ	196	325	(129)	499	662	(163)
- MI	578	666	(88)	1,200	1,422	(222)
- IL	270	582	(312)	590	1,189	(599)
- MD	55	213	(158)	136	395	(259)
Total Direct - LCI	5,587	10,940	(5,353)	12,205	22,773	(10,568)

Direct - MCI
- OH	308	495	(187)	658	1,063	(405)
- PA	154	346	(192)	402	731	(329)
- IL	14	45	(31)	40	97	(57)
- NJ	6	4	2	12	6	6
- MD	1	1	—	2	2	—
Total Direct - MCI	483	891	(408)	1,114	1,899	(785)

Aggregation
- OH	3,153	3,500	(347)	7,286	7,837	(551)
- IL	297	1,147	(850)	757	2,579	(1,822)
- NJ	3	5	(2)	9	5	4
Total Aggregation	3,453	4,652	(1,199)	8,052	10,421	(2,369)
Mass Market
- OH	193	400	(207)	524	993	(469)
- PA	686	1,037	(351)	1,739	2,482	(743)
- IL	10	35	(25)	31	76	(45)
- MD	15	30	(15)	43	77	(34)
- NJ	1	1	—	3	1	2
Total Mass Market	905	1,503	(598)	2,340	3,629	(1,289)

Total Contract Sales	16,156	24,256	(8,100)	37,350	53,163	(15,813)

Wholesale Sales
- Spot	804	21	783	867	32	835
Total Wholesale Sales	804	21	783	867	32	835

Purchased Power
- Bilaterals	482	309	173	1,089	1,015	74
- Spot	2,647	7,789	(5,142)	6,308	18,116	(11,808)
Total Purchased Power	3,129	8,098	(4,969)	7,397	19,131	(11,734)

Generation Output
- Fossil	7,594	9,834	(2,240)	16,740	21,989	(5,249)
- Nuclear	7,020	7,037	(17)	14,971	13,864	1,107
- RMR / Deactivated Units (1)	86	339	(253)	758	768	(10)
Total Generation Output	14,700	17,210	(2,510)	32,469	36,621	(4,152)

(1) Includes RMR and units deactivated in April 2015

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2015                    21

FirstEnergy Corp.
Consolidated GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended June 30, 2015				Three Months Ended June 30, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$3,465	$(3)	(e)	$3,462	$3,496	$1	(a)	$3,497

	Expenses
(2)	Fuel	383	(14)	(b,c)	369	550	(78)	(b,c)	472
(3)	Purchased power	989	—		989	1,083	—		1,083
(4)	Other operating expenses	916	(28)	(a,b,d,e,g)	888	1,021	(131)	(a,b,d,g)	890
(5)	Provision for depreciation	322	—		322	302	—		302
(6)	Amortization of regulatory assets, net	59	(1)	(a)	58	20	—		20
(7)	General taxes	242	(1)	(b)	241	228	—		228
(8)	Total Expenses	2,911	(44)		2,867	3,204	(209)		2,995
(9)	Operating Income	554	41		595	292	210		502

	Other Income (Expense)
(10)	Loss on debt redemption	—	—		—	(1)	1	(h)	—
(11)	Investment income (loss)	(3)	19	(e,f)	16	29	7	(e,f)	36
(12)	Interest expense	(282)	—		(282)	(262)	—		(262)
(13)	Capitalized financing costs	33	—		33	32	—		32
(14)	Total Other Expense	(252)	19		(233)	(202)	8		(194)

(15)	Income Before Income Taxes	302	60		362	90	218		308
(16)	Income taxes	115	22		137	26	78		104
(17)	Net Income	$187	$38		$225	$64	$140		$204

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 32 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2015 ($0.02 per share), ($11) million included in "Other operating expenses"; and ($1) million included in "Amortization of regulatory assets, net". 2014 ($0.02 per share), $1 million included in Revenues; ($9) million included in "Other operating expenses".

(b)
Plant deactivation costs: 2015 ($0.01 per share), ($1) million included in "Fuel"; ($6) million included in "Other operating expenses"; and ($1) million included in "General taxes". 2014 ($0.12 per share), ($68) million included in "Fuel"; ($14) million included in "Other operating expenses".

(c)	Merger accounting - commodity contracts: 2015 ($0.02 per share), ($13) million included in "Fuel". 2014 ($0.01 per share), ($10) million included in "Fuel".
(d)	Mark-to-market adjustments: 2015 (($0.01) per share), $9 million included in "Other operating expenses". 2014 ($0.10 per share), ($62) million included in "Other operating expenses".
(e)
Impact of non-core asset sales/impairments: 2015 ($0.02 per share), ($3) million included in "Revenues"; ($16) million included in "Other operating expenses"; and $2 million included in "Investment income". 2014 ($0.01 per share), $6 million included in "Investment income".

(f)	Trust securities impairment: 2015 ($0.02 per share), $17 million included in "Investment income". 2014, $1 million included in "Investment income".
(g)	Retail repositioning charges: 2015 ($0.01 per share), ($4) million included in "Other operating expenses". 2014 ($0.07 per share), ($46) million included in "Other operating expenses".
(h)	Loss on debt redemptions: 2014, $1 million included in "Loss on debt redemptions".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 422 million shares in the second quarter of 2015 and 420 million shares in the second quarter of 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2015                    22

FirstEnergy Corp.
Consolidated
GAAP to Non-GAAP Reconciliation
(In millions)

		Six Months Ended June 30, 2015				Six Months Ended June 30, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$7,362	$(2)	(a,e)	$7,360	$7,678	$2	(a)	$7,680

	Expenses
(2)	Fuel	896	(36)	(b,c)	860	1,167	(112)	(b,c)	1,055
(3)	Purchased power	2,102	—		2,102	2,538	—		2,538
(4)	Other operating expenses	1,973	(52)	(a,b,d,e,g)	1,921	2,203	(134)	(a,b,d,g)	2,069
(5)	Provision for depreciation	641	—		641	596	—		596
(6)	Amortization (deferral) of regulatory assets, net	91	(2)	(a)	89	(8)	(1)	(a)	(9)
(7)	General taxes	511	(1)	(b)	510	499	(1)	(b)	498
(8)	Total Expenses	6,214	(91)		6,123	6,995	(248)		6,747
(9)	Operating Income	1,148	89		1,237	683	250		933

	Other Income (Expense)
(10)	Loss on debt redemption	—	—		—	(8)	8	(h)	—
(11)	Investment income	14	30	(e,f)	44	51	11	(e,f)	62
(12)	Interest expense	(561)	—		(561)	(527)	—		(527)
(13)	Capitalized financing costs	67	—		67	61	—		61
(14)	Total Other Expense	(480)	30		(450)	(423)	19		(404)

(15)	Income From Continuing Operations Before Income Taxes	668	119		787	260	269		529
(16)	Income taxes	259	43		302	74	99		173
(17)	Income From Continuing Operations	409	76		485	186	170		356
(18)	Discontinued operations (net of income taxes)	—	—		—	86	(78)	(e)	8
(19)	Net Income	$409	$76		$485	$272	$92		$364

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2015 ($0.04 per share), $1 million included in Revenues; ($25) million included in "Other operating expenses"; and ($2) million included in "Amortization (deferral) of regulatory assets, net". 2014 ($0.03 per share), $2 million included in Revenues; ($19) million included in "Other operating expenses"; and ($1) million included in "Amortization (deferral) of regulatory assets, net".

(b)
Plant deactivation costs: 2015 ($0.03 per share), ($12) million included in "Fuel"; ($6) million included in "Other operating expenses"; and ($1) million included in "General taxes". 2014 ($0.17 per share), ($91) million included in "Fuel"; ($24) million included in "Other operating expenses"; and ($1) million included in "General taxes".

(c)	Merger accounting - commodity contracts: 2015 ($0.04 per share), ($24) million included in "Fuel". 2014 ($0.03 per share), ($21) million included in "Fuel".
(d)	Mark-to-market adjustments: 2015 (($0.01) per share), $7 million included in "Other operating expenses. 2014 ($0.07 per share), ($45) million included in "Other operating expenses".
(e)
Impact of non-core asset sales/impairments: 2015 ($0.03 per share), ($3) million included in "Revenues"; ($16) million included in "Other operating expenses"; and $6 million included in "Investment income". 2014 (($0.17) per share), $8 million included in "Investment income"; ($78) million included in "Discontinued operations (net of income taxes)".

(f)	Trust securities impairment: 2015 ($0.03 per share), $24 million included in "Investment income". 2014 ($0.01 per share), $3 million included in "Investment income".
(g)	Retail repositioning charges: 2015 ($0.02 per share), ($12) million included in "Other operating expenses". 2014 ($0.07 per share), ($46) million included in "Other operating expenses".
(h)	Loss on debt redemptions: 2014 ($0.01 per share), $8 million included in "Loss on debt redemptions".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 422 million shares in the first six months of 2015 and 419 million shares in the first six months of 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2015                    23

FirstEnergy Corp.
Regulated Distribution
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended June 30, 2015				Three Months Ended June 30, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating - Non-GAAP
(1)	Revenues	$2,239	$—		$2,239	$2,065	$—		$2,065

	Expenses
(2)	Fuel	120	—		120	129	—		129
(3)	Purchased power	806	—		806	746	—		746
(4)	Other operating expenses	538	(11)	(a)	527	480	(11)	(a)	469
(5)	Provision for depreciation	170	—		170	164	—		164
(6)	Amortization of regulatory assets, net	57	(1)	(a)	56	16	—		16
(7)	General taxes	174	—		174	166	—		166
(8)	Total Expenses	1,865	(12)		1,853	1,701	(11)		1,690
(9)	Operating Income	374	12		386	364	11		375

	Other Income (Expense)
(10)	Loss on debt redemption	—	—		—	—	—		—
(11)	Investment income (loss)	12	1	(b)	13	15	—		15
(12)	Interest expense	(146)	—		(146)	(147)	—		(147)
(13)	Capitalized financing costs	7	—		7	3	—		3
(14)	Total Other Expense	(127)	1		(126)	(129)	—		(129)

(15)	Income Before Income Taxes	247	13		260	235	11		246
(16)	Income taxes	91	5		96	77	4		81
(17)	Net Income	$156	$8		$164	$158	$7		$165

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 32 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2015 ($0.02 per share), ($11) million included in "Other operating expenses"; and ($1) million in "Amortization of regulatory assets, net". 2014 ($0.02 per share), ($11) million included in "Other operating expenses".

(b)	Trust securities impairment: 2015, $1 million included in "Investment income".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 422 million shares in the second quarter of 2015 and 420 million shares in the second quarter of 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2015                    24

FirstEnergy Corp.
Regulated Distribution
GAAP to Non-GAAP Reconciliation
(In millions)

		Six Months Ended June 30, 2015				Six Months Ended June 30, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating - Non-GAAP
(1)	Revenues	$4,801	$1	(a)	$4,802	$4,615	$1	(a)	$4,616

	Expenses
(2)	Fuel	266	—		266	282	—		282
(3)	Purchased power	1,781	—		1,781	1,727	—		1,727
(4)	Other operating expenses	1,135	(24)	(a)	1,111	1,107	(21)	(a)	1,086
(5)	Provision for depreciation	342	—		342	326	—		326
(6)	Amortization (deferral) of regulatory assets, net	86	(2)	(a)	84	(15)	(1)	(a)	(16)
(7)	General taxes	364	—		364	353	—		353
(8)	Total Expenses	3,974	(26)		3,948	3,780	(22)		3,758
(9)	Operating Income (Loss)	827	27		854	835	23		858

	Other Income (Expense)
(10)	Loss on debt redemption	—	—		—	—	—		—
(11)	Investment income	25	2	(b)	27	30	—		30
(12)	Interest expense	(290)	—		(290)	(298)	—		(298)
(13)	Capitalized financing costs	15	—		15	7	—		7
(14)	Total Other Expense	(250)	2		(248)	(261)	—		(261)

(15)	Income From Continuing Operations Before Income Taxes	577	29		606	574	23		597
(16)	Income taxes	213	11		224	202	8		210
(17)	Net Income	$364	$18		$382	$372	$15		$387

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2015 ($0.04 per share), $1 million included in Revenues; ($24) million included in "Other operating expenses"; and ($2) million included in "Amortization (deferral) of regulatory assets, net". 2014 ($0.03 per share), $1 million included in Revenues; ($21) million included in "Other operating expenses"; and ($1) million included in "Amortization (deferral) of regulatory assets, net".

(b)	Trust securities impairment: 2015 $2 million included in "Investment income".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 422 million shares in the first six months of 2015 and 419 million shares in the first six months of 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2015                    25

FirstEnergy Corp.
Regulated Transmission
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended June 30, 2015			Three Months Ended June 30, 2014

		GAAP	Special Items	Operating -Non-GAAP	GAAP	Special Items	Operating - Non-GAAP
(1)	Revenues	$269	$—	$269	$191	$—	$191

	Expenses
(2)	Fuel	—	—	—	—	—	—
(3)	Purchased power	—	—	—	—	—	—
(4)	Other operating expenses	35	—	35	31	—	31
(5)	Provision for depreciation	38	—	38	30	—	30
(6)	Amortization of regulatory assets, net	2	—	2	3	—	3
(7)	General taxes	26	—	26	18	—	18
(8)	Total Expenses	101	—	101	82	—	82
(9)	Operating Income	168	—	168	109	—	109

	Other Income (Expense)
(10)	Loss on debt redemption	—	—	—	—	—	—
(11)	Investment income (loss)	—	—	—	—	—	—
(12)	Interest expense	(40)	—	(40)	(30)	—	(30)
(13)	Capitalized financing costs	13	—	13	16	—	16
(14)	Total Other Expense	(27)	—	(27)	(14)	—	(14)

(15)	Income Before Income Taxes	141	—	141	95	—	95
(16)	Income taxes	52	—	52	32	—	32
(17)	Net Income	$89	$—	$89	$63	$—	$63

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 32 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2015                    26

FirstEnergy Corp.
Regulated Transmission
GAAP to Non-GAAP Reconciliation
(In millions)

		Six Months Ended June 30, 2015			Six Months Ended June 30, 2014

		GAAP	Special Items	Operating -Non-GAAP	GAAP	Special Items	Operating - Non-GAAP
(1)	Revenues	$507	$—	$507	$373	$—	$373

	Expenses
(2)	Fuel	—	—	—	—	—	—
(3)	Purchased power	—	—	—	—	—	—
(4)	Other operating expenses	70	—	70	65	—	65
(5)	Provision for depreciation	75	—	75	60	—	60
(6)	Amortization (deferral) of regulatory assets, net	5	—	5	6	—	6
(7)	General taxes	50	—	50	35	—	35
(8)	Total Expenses	200	—	200	166	—	166
(9)	Operating Income (Loss)	307	—	307	207	—	207

	Other Income (Expense)
(10)	Loss on debt redemption	—	—	—	—	—	—
(11)	Investment income	—	—	—	—	—	—
(12)	Interest expense	(79)	—	(79)	(55)	—	(55)
(13)	Capitalized financing costs	27	—	27	24	—	24
(14)	Total Other Expense	(52)	—	(52)	(31)	—	(31)

(15)	Income From Continuing Operations Before Income Taxes	255	—	255	176	—	176
(16)	Income taxes	94	—	94	62	—	62
(17)	Net Income	$161	$—	$161	$114	$—	$114

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2015                    27

FirstEnergy Corp.
Competitive Energy Services
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended June 30, 2015				Three Months Ended June 30, 2014

		GAAP	Special Items		Non-GAAP	GAAP	Special Items		Non-GAAP
(1)	Revenues	$1,196	$(3)	(e)	$1,193	$1,493	$—		$1,493

	Expenses
(2)	Fuel	263	(14)	(b,c)	249	421	(78)	(b,c)	343
(3)	Purchased power	345	—		345	519	—		519
(4)	Other operating expenses	427	(17)	(b,d,e,g)	410	584	(121)	(a,b,d,g)	463
(5)	Provision for depreciation	99	—		99	96	—		96
(6)	Amortization of regulatory assets, net	—	—		—	—	—		—
(7)	General taxes	36	(1)	(b)	35	39	—		39
(8)	Total Expenses	1,170	(32)		1,138	1,659	(199)		1,460
(9)	Operating Income	26	29		55	(166)	199		33

	Other Income (Expense)
(10)	Loss on debt redemptions	—	—		—	(1)	1	(h)	—
(11)	Investment income (loss)	(7)	18	(e,f)	11	21	7	(e,f)	28
(12)	Interest expense	(48)	—		(48)	(48)	—		(48)
(13)	Capitalized financing costs	10	—		10	10	—		10
(14)	Total Other Expense	(45)	18		(27)	(18)	8		(10)

(15)	Income (Loss) Before Income Taxes (Benefits)	(19)	47		28	(184)	207		23
(16)	Income taxes (benefits)	(7)	17		10	(65)	76		11
(17)	Net Income (Loss)	$(12)	$30		$18	$(119)	$131		$12

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 32 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2014, $1 million included in "Other operating expenses".
(b)
Plant deactivation costs: 2015 ($0.01 per share), ($1) million included in "Fuel"; ($6) million in "Other operating expenses"; and ($1) included in "General taxes". 2014 ($0.12 per share), ($68) million included in "Fuel"; and ($14) million included in "Other operating expenses".

(c)	Merger accounting - commodity contracts: 2015 ($0.02 per share), ($13) million included in "Fuel". 2014 ($0.01 per share), ($10) million included in "Fuel".
(d)	Mark-to-market adjustments: 2015 (($0.01) per share), $9 million included in "Other operating expenses". 2014 ($0.10 per share), ($62) million included in "Other operating expenses".
(e)
Impact of non-core asset sales/impairments: 2015 ($0.02 per share), ($3) million included in "Revenues"; ($16) million included in "Other operating expenses"; and $2 million included in "Investment income (loss)". 2014, ($0.01 per share), $6 million included in "Investment income (loss)".

(f)	Trust securities impairment: 2015 ($0.02 per share), $16 million included in "Investment income (loss)". 2014, $1 million included in "Investment income (loss)".
(g)	Retail repositioning charges: 2015 ($0.01 per share), ($4) million included in "Other operating expenses". 2014 ($0.07 per share), ($46) million included in "Other operating expenses".
(h)	Loss on debt redemptions: 2014, $1 million included in "Loss on debt redemptions".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 422 million shares in the second quarter of 2015 and 420 million shares in the second quarter of 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2015                    28

FirstEnergy Corp.
Competitive Energy Services
GAAP to Non-GAAP Reconciliation
(In millions)

		Six Months Ended June 30, 2015				Six Months Ended June 30, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating - Non-GAAP
(1)	Revenues	$2,631	$(3)	(e)	$2,628	$3,264	$—		$3,264

	Expenses
(2)	Fuel	630	(36)	(b,c)	594	885	(112)	(b,c)	773
(3)	Purchased power	743	—		743	1,242	—		1,242
(4)	Other operating expenses	946	(28)	(a,b,d,e,g)	918	1,193	(114)	(b,c,d,g)	1,079
(5)	Provision for depreciation	195	—		195	187	—		187
(6)	Amortization (deferral) of regulatory assets, net	—	—		—	—	—		—
(7)	General taxes	77	(1)	(b)	76	93	(1)	(b)	92
(8)	Total Expenses	2,591	(65)		2,526	3,600	(227)		3,373
(9)	Operating Income (Loss)	40	62		102	(336)	227		(109)

	Other Income (Expense)
(10)	Loss on debt redemptions	—	—		—	(8)	8	(h)	—
(11)	Investment income	4	28	(e,f)	32	35	11	(e,f)	46
(12)	Interest expense	(96)	—		(96)	(94)	—		(94)
(13)	Capitalized financing costs	20	—		20	22	—		22
(14)	Total Other Expense	(72)	28		(44)	(45)	19		(26)

(15)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	(32)	90		58	(381)	246		(135)
(16)	Income taxes (benefits)	(11)	32		21	(138)	91		(47)
(17)	Income (Loss) From Continuing Operations	(21)	58		37	(243)	155		(88)
(18)	Discontinued operations (net of income taxes)	—	—		—	86	(78)	(e)	8
(19)	Net Income (Loss)	$(21)	$58		$37	$(157)	$77		$(80)

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2015, ($1) million included in "Other operating expenses".
(b)
Plant deactivation costs: 2015 ($0.03 per share), ($12) million included in "Fuel"; ($6) million included in "Other operating expenses"; and ($1) million included in "General taxes". 2014 ($0.17 per share), ($91) million included in "Fuel"; ($24) million included in "Other operating expenses"; and ($1) million included in "General taxes".

(c)
Merger accounting - commodity contracts: 2015 ($0.04 per share), ($24) million included in "Fuel". 2014 ($0.03 per share), ($21) million included in "Fuel"; and $1 million included in "Other operating expenses".

(d)	Mark-to-market adjustments: 2015 (($0.01) per share), $7 million included in "Other operating expenses". 2014, ($0.07 per share), ($45) million included in "Other operating expenses".
(e)
Impact of non-core asset sales/impairments: 2015 ($0.03 per share), ($3) million included in "Revenues"; ($16) million included in "Other operating expenses", $6 million included in "Investment income". 2014 (($0.17) per share), $8 million included in "Investment income (loss)"; and ($78) million included in "Discontinued operations (net of income taxes)".

(f)	Trust securities impairment: 2015 ($0.03 per share), $22 million included in "Investment income". 2014 ($0.01 per share), $3 million included in "Investment income".
(g)	Retail repositioning charges: 2015 ($0.02 per share), ($12) million included in "Other operating expenses". 2014 ($0.07 per share), ($46) million included in "Other operating expenses".
(h)	Loss on debt redemptions: 2014 ($0.01 per share), $8 million included in "Loss on debt redemptions".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 422 million shares in the first six months of 2015 and 419 million shares in the first six months of 2014.

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    29

FirstEnergy Corp.
Corporate / Other
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended June 30, 2015			Three Months Ended June 30, 2014

		GAAP	Special Items	Operating - Non-GAAP	GAAP	Special Items	Operating - Non-GAAP
(1)	Revenues	$(239)	$—	$(239)	$(253)	$—	$(253)

	Expenses
(2)	Fuel	—	—	—	—	—	—
(3)	Purchased power	(162)	—	(162)	(182)	—	(182)
(4)	Other operating expenses	(84)	—	(84)	(74)	—	(74)
(5)	Provision for depreciation	15	—	15	12	—	12
(6)	Amortization of regulatory assets, net	—	—	—	1	—	1
(7)	General taxes	6	—	6	5	—	5
(8)	Total Expenses	(225)	—	(225)	(238)	—	(238)
(9)	Operating Loss	(14)	—	(14)	(15)	—	(15)

	Other Income (Expense)
(10)	Loss on debt redemptions	—	—	—	—	—	—
(11)	Investment income (loss)	(8)	—	(8)	(7)	—	(7)
(12)	Interest expense	(48)	—	(48)	(37)	—	(37)
(13)	Capitalized financing costs	3	—	3	3	—	3
(14)	Total Other Expense	(53)	—	(53)	(41)	—	(41)

(15)	Income (Loss) Before Income Taxes (Benefits)	(67)	—	(67)	(56)	—	(56)
(16)	Income taxes (benefits)	(21)	—	(21)	(18)	—	(18)
(17)	Net Income (Loss)	$(46)	$—	$(46)	$(38)	$—	$(38)

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 32 for GAAP to Operating (non-GAAP) EPS Reconciliation.

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    30

FirstEnergy Corp.
Corporate / Other
GAAP to Non-GAAP Reconciliation
(In millions)

		Six Months Ended June 30, 2015			Six Months Ended June 30, 2014

		GAAP	Special Items	Operating - Non-GAAP	GAAP	Special Items	Operating - Non-GAAP
(1)	Revenues	$(577)	$—	$(577)	$(574)	$—	$(574)

	Expenses
(2)	Fuel	—	—	—	—	—	—
(3)	Purchased power	(422)	—	(422)	(431)	—	(431)
(4)	Other operating expenses	(178)	—	(178)	(162)	—	(162)
(5)	Provision for depreciation	29	—	29	23	—	23
(6)	Amortization of regulatory assets, net	—	—	—	1	—	1
(7)	General taxes	20	—	20	18	—	18
(8)	Total Expenses	(551)	—	(551)	(551)	—	(551)
(9)	Operating Loss	(26)	—	(26)	(23)	—	(23)

	Other Income (Expense)
(10)	Loss on debt redemptions	—	—	—	—	—	—
(11)	Investment loss	(15)	—	(15)	(14)	—	(14)
(12)	Interest expense	(96)	—	(96)	(80)	—	(80)
(13)	Capitalized financing costs	5	—	5	8	—	8
(14)	Total Other Expense	(106)	—	(106)	(86)	—	(86)

(15)	Loss From Continuing Operations Before Income Taxes	(132)	—	(132)	(109)	—	(109)
(16)	Income tax benefits	(37)	—	(37)	(52)	—	(52)
(17)	Net Loss	$(95)	$—	$(95)	$(57)	$—	$(57)

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    31

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Three Months Ended June 30, 2015			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2Q 2015 Net Income (Loss) - GAAP	$156	$89	$(12)	$(46)	$187

2Q 2015 Basic EPS (avg. shares outstanding 422)	$0.37	$0.21	$(0.03)	$(0.11)	$0.44
Excluding Special Items:
Regulatory charges	0.02	—	—	—	0.02
Trust securities impairment	—	—	0.02	—	0.02
Plant deactivation costs	—	—	0.01	—	0.01
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	0.02	—	0.02
Retail repositioning charges	—	—	0.01	—	0.01
Mark-to-market adjustments	—	—	(0.01)	—	(0.01)
Total Special Items	$0.02	$—	$0.07	$—	$0.09
Basic EPS - Operating (Non-GAAP)	$0.39	$0.21	$0.04	$(0.11)	$0.53

Three Months Ended June 30, 2014			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2Q 2014 Net Income (Loss) - GAAP	$158	$63	$(119)	$(38)	$64

2Q 2014 Basic EPS (avg. shares outstanding 420)	$0.37	$0.15	$(0.28)	$(0.08)	$0.16
Excluding Special Items:
Regulatory charges	0.02	—	—	—	0.02
Plant deactivation costs	—	—	0.12	—	0.12
Merger accounting - commodity contracts	—	—	0.01	—	0.01
Impact of non-core asset sales/impairments	—	—	0.01	—	0.01
Retail repositioning charges	—	—	0.07	—	0.07
Mark-to-market adjustments	—	—	0.10	—	0.10
Total Special Items	$0.02	$—	$0.31	$—	$0.33
Basic EPS - Operating (Non-GAAP)	$0.39	$0.15	$0.03	$(0.08)	$0.49

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    32

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Six Months Ended June 30, 2015			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2015 Net Income (Loss) - GAAP	$364	$161	$(21)	$(95)	$409

2015 Basic EPS (avg. shares outstanding 422)	$0.86	$0.38	$(0.05)	$(0.22)	$0.97
Excluding Special Items:
Regulatory charges	0.04	—	—	—	0.04
Trust securities impairment	—	—	0.03	—	0.03
Plant deactivation costs	—	—	0.03	—	0.03
Merger accounting - commodity contracts	—	—	0.04	—	0.04
Impact of non-core asset sales/impairments	—	—	0.03	—	0.03
Retail repositioning charges	—	—	0.02	—	0.02
Mark-to-market adjustments	—	—	(0.01)	—	(0.01)
Total Special Items	$0.04	$—	$0.14	$—	$0.18
Basic EPS - Operating (Non-GAAP)	$0.90	$0.38	$0.09	$(0.22)	$1.15

Six Months Ended June 30, 2014			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2014 Net Income (Loss) - GAAP	$372	$114	$(157)	$(57)	$272

2014 Basic EPS (avg. shares outstanding 419)	$0.89	$0.27	$(0.37)	$(0.14)	$0.65
Excluding Special Items:
Regulatory charges	0.03	—	—	—	0.03
Trust securities impairment	—	—	0.01	—	0.01
Plant deactivation costs	—	—	0.17	—	0.17
Merger accounting - commodity contracts	—	—	0.03	—	0.03
Impact of non-core asset sales/impairments	—	—	(0.17)	—	(0.17)
Retail repositioning charges	—	—	0.07	—	0.07
Mark-to-market adjustments	—	—	0.07	—	0.07
Loss on debt redemptions	—	—	0.01	—	0.01
Total Special Items	$0.03	$—	$0.19	$—	$0.22
Basic EPS - Operating (Non-GAAP)	$0.92	$0.27	$(0.18)	$(0.14)	$0.87

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    33

Recent Developments

Financial Matters
Dividend
On July 21, 2015, the Board of Directors of FirstEnergy declared an unchanged quarterly dividend of $0.36 cents per share of outstanding common stock. The dividend is payable September 1, 2015, to shareholders of record as of August 7, 2015.

Financing Activities
During the second quarter of 2015, FirstEnergy refinanced a $200 million variable interest term loan, maturing on December 31, 2016 with a new $200 million variable interest term loan, maturing on May 29, 2020.
Also during the second quarter of 2015, West Penn Power Company (WP) agreed to sell $150 million of new 4.45% first mortgage bonds (FMBs) due September 2045 and The Potomac Edison Company (PE) agreed to sell $145 million of new 4.47% FMBs due August 2045. The sales are expected to settle on September 17, 2015 and August 17, 2015, respectively. The proceeds resulting from the issuance of WP FMBs will be used to repay short-term borrowings under the FirstEnergy regulated money pool and for other general corporate purposes. The proceeds resulting from the issuance of the PE FMBs will be used to repay its currently outstanding $145 million aggregate principal amount of 5.125% FMBs maturing on August 15, 2015.
On July 1, 2015, FirstEnergy Generation, LLC and FirstEnergy Nuclear Generation, LLC remarketed approximately $43 million and $296 million, respectively, of PCRBs. The PCRBs were remarketed with the fixed interest rates ranging from 3.125% to 4.00% and mandatory put dates ranging from July 2, 2018 to July 1, 2021.

Operational Matters
Results of Cash Flow Improvement Plan
FirstEnergy completed its cash flow improvement plan to identify both immediate and long-term savings opportunities. The cash flow improvement plan identified targeted cash savings of approximately $58 million in 2015, $155 million in 2016 and $240 million in 2017, with reductions in operating expenses representing approximately 65% of the savings over the three-year period.

FirstEnergy Promotes Executives to Lead Marketing and Corporate Strategy
On May 19, 2015, FirstEnergy's Board of Directors named Dennis M. Chack to senior vice president, Marketing and Branding, and Gary D. Benz to senior vice president, Strategy. The promotions were effective June 1, 2015.
Chack, formerly president, Ohio Operations, now has overall responsibility for corporate branding and marketing of services and energy efficiency programs and reports to FirstEnergy President and Chief Executive Officer Charles E. Jones. He will also oversee the newly created FirstEnergy Products group, which will develop new value-added products and services that benefit customers.
Benz, formerly vice president, Supply Chain, now reports to executive vice president, Markets and Chief Legal Officer Leila Vespoli. He will lead the ongoing refinement of FirstEnergy's corporate strategy and long-term business forecast, monitor strategy implementation and oversee development of new business opportunities.

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    34

Beaver Valley Unit 1 Refueling Outage
On May 24, 2015, the 939-MW Beaver Valley Unit 1 returned to service following a scheduled month-long shutdown for refueling and maintenance. During the outage, 61 of the 157 fuel assemblies were exchanged. Numerous safety inspections and preventative maintenance and improvement projects were completed to ensure continued safe operations.

Regulatory Matters
PJM Capacity Performance and Incremental Transition Auction Update
On June 9, 2015, the Federal Energy Regulatory Commission (FERC) approved the bulk of PJM's proposed "Capacity Performance" reform of the Reliability Pricing Model (RPM) capacity market.
In response to a subsequent complaint, on July 22, 2015, FERC ordered PJM to allow demand response and energy efficiency resources to participate in the Capacity Performance transition auctions for the 2016/17 and 2017/18 delivery years.
PJM will conduct the 2015 RPM BRA for the 2018/19 delivery years during the week of August 10-14, 2015, with the results to be announced on August 21, 2015. PJM will conduct the Capacity Performance transition auction August 26-27, 2015 and September 3-4, 2015 for the 2016/17 and 2017/18 delivery years, with the results to be announced on August 31, 2015 and September 9, 2015, respectively.

Powering Ohio’s Progress
On May 28, 2015, a supplemental stipulation and recommendation (Supplemental Stipulation) for the Electric Security Plan IV was filed by the following signatory parties: FirstEnergy; Ohio Power Company; Ohio Energy Group; City of Akron; Council of Smaller Enterprises; Cleveland Housing Network; Consumer Protection Association; Council for Economic Opportunities in Greater Cleveland; Citizens Coalition; Nucor Steel Marion, Inc.; Material Sciences Corp.; Association of Independent Colleges and Universities of Ohio; and the International Brotherhood of Electrical Workers, Local 245. The Supplemental Stipulation modified certain provisions of the stipulation filed on December 22, 2014, and included additional provisions such as the deployment of a small-scale pilot program providing an alternative means for customers to obtain and pay for services otherwise provided by or through its Non- Market-Based Services Rider (Rider NMB).
On June 4, 2015, a second supplemental stipulation and recommendation (Second Supplemental Stipulation) was filed by the signatory parties to the Supplemental Stipulation and The Kroger Company. The Second Supplemental Stipulation includes FirstEnergy's intent to deploy a Commercial High Load Factor (HLF) Experimental Time-of-Use rate proposed for commercial customers with certain operating characteristics.
On July 2, 2015, the attorney examiner modified the procedural schedule in order to afford the Public Utilities Commission of Ohio's Staff and intervenors sufficient time to examine the proposed terms of the Supplemental and Second Supplemental Stipulations and provide additional testimony. The evidentiary hearing is scheduled to begin August 31, 2015.

FirstEnergy Announces Mid-Atlantic Interstate Transmission, LLC (MAIT) Filing
On June 19, 2015, FirstEnergy made filings with the FERC, New Jersey Board of Public Utilities (BPU) and Pennsylvania Public Utility Commission (PPUC) for authorization to transfer transmission assets owned by Jersey Central Power & Light Company (JCP&L), Metropolitan Edison Company (Met-Ed), and Pennsylvania Electric Company (Penelec), collectively, the “FE East Operating Companies,” to a new transmission affiliate, Mid-Atlantic Interstate Transmission,

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    35

LLC (MAIT). If approved, MAIT will operate as a transmission-only subsidiary of FirstEnergy Transmission, LLC (FET), similar to FET’s two existing stand-alone transmission subsidiaries, American Transmission Systems Inc. (ATSI) and Trans-Allegheny Interstate Line Company (TrAILCo). Approval of the transfer is required at both the state and federal levels. FERC approval is expected within six months, with state approvals anticipated by mid-2016.
The filings better position FirstEnergy to expand its “Energizing the Future” program for the benefit of customers located within the FE East Operating Companies in a cost-effective manner. Energizing the Future includes $4.2 billion of investments in 2014 through 2017, initially focused primarily in ATSI and TrAILCo. In 2018 and beyond, FE has identified $15 billion in incremental opportunities for reliability enhancement across its 24,000 mile transmission system. These investments seek to modernize equipment across the FE transmission system, enhance system performance and improve operational flexibility.
MAIT, as a stand-alone transmission subsidiary, will be better positioned to:

•	Enhance service quality and reliability by pursuing transmission projects specific to the FE East Operating Companies

•	Reduce competition for the demands of capital within the FE East Operating companies for meaningful distribution projects

•	Create over 200 jobs in New Jersey and Pennsylvania

U.S. Supreme Court Decision on Mercury Air Toxic Standards (MATS) Rule
On June 29, 2015, the Supreme Court of the United States decided in Michigan v. Environmental Protection Agency that the agency interpreted the Clean Air Act unreasonably when it deemed cost irrelevant to the decision to regulate power plants.
The decision reversed the judgment of the Court of Appeals for the D. C. Circuit, however, the MATS rule remains in effect requiring compliance pending further judicial proceedings before the D.C. Circuit.

American Transmission Systems Incorporated (ATSI) Settlement
On October 31, 2014, ATSI filed a proposal with the FERC requesting a “forward looking” transmission formula rate structure with an effective date of January 1, 2015.   The proposal changes the rate from a “historic” rate structure, where transmission rates reflect actual costs from projects in service and expenses from the prior calendar year, to a “forward looking” rate structure where rates are based on projections for the calendar year with an annual true-up based on actual costs.
On December 31, 2014, FERC issued an order accepting ATSI’s filing and allowing the new “forward looking” rate to go into effect on January 1, 2015, subject to refund pending further hearing and settlement proceedings.  FERC also: (i) initiated an inquiry under section 206 of the Federal Power Act into ATSI’s 12.38% Rate of Return on Common Equity (ROE); and (ii) set the ROE issue and other issues raised by parties that protested the October 31 filing for hearing and settlement judge proceedings.
On July 20, 2015, ATSI and American Municipal Power, Inc., Buckeye Power, Inc., and the Industrial Energy Users-Ohio requested FERC approval of a comprehensive rate settlement agreement. The settlement establishes the forward looking formula rate structure and provides for certain changes to ATSI’s formula rate template and protocols, and includes the following ROE:

•	12.38% from January 1, 2015 through June 30, 2015

•	11.06% from July 1, 2015 through December 31, 2015

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    36

•
10.38% beginning January 1, 2016.  The 10.38% ROE shall remain in effect unless changed pursuant to section 205 or 206 of the Federal Power Act provided the effective date for any change shall be no earlier than January 1, 2018.

The settlement currently is pending at FERC, and ATSI anticipates an order later this year.

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    37

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our revised sales strategy for the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including but not limited to, our pending transmission rate case, the proposed transmission asset transfer, and the effectiveness of our repositioning strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the impact of the regulatory process on the pending matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and the Electric Security Plan IV in Ohio; the impact of the federal regulatory process on the Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531's revised Return on Equity methodology for FERC-jurisdictional wholesale generation and transmission utility service; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on margins and asset valuations; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, proposed greenhouse gases emission and water discharge regulations and the effects of the United States Environmental Protection Agency's coal combustion residuals regulations, Cross-State Air Pollution Rule, Mercury and Air Toxics Standards, including our estimated costs of compliance, and Clean Water Act 316(b) water intake regulation; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments, and the timing thereof as they relate to the reliability of the transmission grid; the impact of other future changes to the operational status or availability of our generating units and any capacity penalties associated with outages at a given unit; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; the impact of labor disruptions by our unionized workforce; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our previously-implemented dividend reduction, our cash flow improvement plan and our other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our announced financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks associated with cyber-attacks on our electronic data centers that could compromise the information stored on our networks, including proprietary information and customer data; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 2nd Quarter 2015                    38